                                                                   Exhibit 21.1


                           SUBSIDIARIES OF THE COMPANY


1.   Investors Capital Trust 1
       Delaware trust

2.   Investors Capital Services, Inc.
       Deleware corporation

3.   Investors Bank & Trust Company
       Massachusetts chartered trust company

4.   Investors Safe Deposit Corp.
       Massachusetts corporation

5.   IBT Trust Company (Cayman) Ltd.
       Cayman Islands trust company

6.   Investors Securities Corporation
       Massachusetts securities corporation

7.   Investors Funding Corporation
       Massachusetts Real Estate Investment Trust

8.   IBT Fund Services (Canada) Inc.
       incorporated in Canada

9.   Investors Trust Holdings Ireland
       organized in the Republic of Ireland

10.  Investors Financial Services (Ireland) Ltd.
       organized in the Republic of Ireland

11.  Investors Trust & Custodial Services (Ireland) Ltd.
       organized in the Republic of Ireland

12.  Investors Fund Services (Ireland) Ltd.
       organized in the Republic of Ireland
